Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Quanta Services Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP

Houston, Texas June 20, 2007